THE GUITAMMER COMPANY INC.

NOTE EXTENSION AGREEMENT

Per this Agreement, The $100,000 7% Unsecured Convertible Promissory Note due January 11, 2010 (the "Note") issued by The Guitammer Company to Joseph Albert is hereby canceled, the content of which has been modified and reissued to reflect the new due date and consideration as detailed below and per the enclosed, "Unsecured Convertible Promissory Note" dated January 11, 2011.

Extension of Maturity Date. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree that the January 11, 2011 due date of the Note on which the principal amount, together with all accrued and unpaid interest was to be paid, is changed on the new note to July 11, 2011.

Consideration. In addition to the interest to be paid in the Note, an additional 2 year Warrant for an additional 50,000 shares with an exercise price of $.25 cents is being provided per the enclosed, "Common Stock Purchase Warrant".

IN WITNESS WHEREOF, the undersigned have caused this Note Extension Agreement to be duly executed by their respective authorized persons as of January 11, 2011.

The Guitammer Company
By: 1/12/2011
President / CEO
Dated:

Individual
Accepted By:
Joseph Albert
Dated: 2-10-2011

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